Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces Third Quarter 2012 Results

Third Quarter Highlights

•	Total digital revenue increased 27.9% versus the prior year.

•	Total revenues for the third quarter were $120.8 million, down 3.4% from the prior year.

•	As Adjusted EBITDA decreased 7.8% versus the prior year to $20.3 million. Excluding investments in new strategic growth initiatives, As Adjusted EBITDA decreased 1.7% versus the prior year.

•

Operating costs and SG&A expense declined $2.1 million from the prior year, or 2.1%, to $102.3 million. Adjusting for one-time and non-cash items, operating costs and SG&A expense declined 2.5% from the prior year.

•	Levered Free Cash Flow per share was $0.08 versus $0.11 for the prior year.

FAIRPORT, N.Y. November 1, 2012 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC Pink Sheets: GHSE), a leading multi-media company providing news and information to local communities, today reported financial results for the third quarter ended September 30, 2012. Total revenues were $120.8 million for the quarter, a decline of 3.4% from the prior year on a GAAP and same store basis. As Adjusted EBITDA was $20.3 million, a decline of 7.8% compared to the prior year.

Commenting on GateHouse Media’s results, Michael E. Reed, Chief Executive Officer of GateHouse Media, said, “We continue to make inroads on our transformational strategy. While the anemic economic recovery creates a challenging operating environment, we continue to invest in our digital and other strategic growth initiatives, grow consumer revenues, reduce overall expenses and implement new initiatives to stabilize print advertising.

“Digital revenues grew by 27.9% in the quarter versus prior year. Our digital products extend across web, mobile and tablet products and led to 28% growth in average monthly page views during the quarter. We invested $1.5 million in the quarter on new strategic growth initiatives, particularly on our local digital solutions service to small and medium sized businesses. Our continued focus on consumer revenue growth resulted in a 3.1% increase in circulation revenue during the quarter. Pricing initiatives more than offset volume declines and we saw improving volume trends throughout the quarter, particularly on Sunday circulation. We currently have pay meters in place in all of our daily newspapers and early indications suggest they are not having a significant impact on traffic.

“After adjusting for one-time and non-cash items, our operating expenses declined 2.5% in the quarter, or 3.9% when the investment in new strategic growth initiatives is factored out. As Adjusted EBITDA declined 7.8% in the quarter but remained positive year to date at 0.4%. Additionally, when excluding our investments in strategic growth initiatives, As Adjusted EBITDA decreased only 1.7% for the quarter and is up 5.7% year to date.

“I believe we are developing the right strategies and making the right investments in people and resources to execute on our transformational strategy, making GateHouse a truly local multi-media company. These investments along with a more efficient operating structure should position us to take full advantage of the growth opportunities we see as well as improvement we should start to see coinciding with a sustainable improvement in the economy.”

Third Quarter 2012

Total revenues were $120.8 million for the quarter, a decline of 3.4% compared to the prior year on a GAAP and same store basis. The same store results were driven by strong digital revenue growth of 27.9% offset by declines in print advertising. The improvement in digital revenue resulted primarily from increased banner and display advertising revenue from higher page views and strong growth in our SEO/SEM services. Total advertising revenue declined 6.4% on a same store basis as growth in digital advertising was more than offset by a 9.2% decline in total print advertising. Classified print revenue declined 6.6% compared to the prior year, however, trends improved slightly from the second quarter across all major categories, with auto showing the greatest improvement. Circulation revenue increased 3.1% driven by price increases, partially offset by volume declines.

Total operating and SG&A expenses in the quarter were $102.3 million, down 2.1% compared to the prior year. The expense declines were primarily from lower compensation.

Operating income for the quarter was $6.7 million, a decrease of $2.1 million as compared to the prior year. As Adjusted EBITDA for the quarter was $20.3 million, a decrease of $1.7 million or 7.8% from the prior year.

Levered Free Cash Flow for the quarter declined $2.0 million, or 31.3%, to $4.4 million as compared to $6.4 million for the prior year.

One-time costs incurred and other non-cash expenses in the quarter were $3.2 million, related primarily to reorganization efforts and initiatives introduced to realize permanent expense reductions.

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 78 daily publications. GateHouse Media currently serves local audiences of approximately 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues, and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not

measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations less revenues from non-wholly owned subsidiaries. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense, excluding non-wholly owned subsidiaries.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•

Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to maintain debt covenants, the Company’s ability to successfully grow digital revenues and audience and consumer revenues, the Company’s ability to successfully stabilize print revenues, the ability of the Company to successfully identify and develop new business ventures, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s ability to compete effectively in the local media industry, the Company’s success or failure in pursuing its digital business and related initiatives and strategic realignments and undertakings, increases in health costs, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, a portion of the Company’s workforce being unionized, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(In thousands, except share and per share data)

	Three months ended September 30, 2012	Three months ended September 25, 2011	Nine months ended September 30, 2012	Nine months ended September 25, 2011

Revenues:
Advertising	$80,262	$85,901	$246,365	$258,808
Circulation	33,837	32,750	100,076	97,390
Commercial printing and other	6,698	6,373	18,955	18,761

Total revenues	120,797	125,024	365,396	374,959
Operating costs and expenses:
Operating costs	67,098	69,045	204,968	211,314
Selling, general, and administrative	35,223	35,421	107,812	110,977
Depreciation and amortization	9,836	10,285	30,116	31,694
Integration and reorganization costs	1,597	1,274	3,467	3,317
Impairment of long-lived assets	—	37	—	1,733
Loss on sale of assets	379	157	534	556

Operating income	6,664	8,805	18,499	15,368
Interest expense	14,500	14,441	43,497	42,690
Amortization of deferred financing costs	314	340	994	1,020
(Gain) loss on derivative instruments	5	(694)	(1,639)	(274)
Other expense	7	94	4	94

Loss from continuing operations before income taxes	(8,162)	(5,376)	(24,357)	(28,162)
Income tax expense (benefit)	(250)	22	(207)	90

Loss from continuing operations	(7,912)	(5,398)	(24,150)	(28,252)
Income (loss) from discontinued operations, net of income taxes	(1,506)	236	(1,504)	(169)

Net loss	(9,418)	(5,162)	(25,654)	(28,421)
Net loss attributable to noncontrolling interest	105	185	410	600

Net loss attributable to GateHouse Media	$(9,313)	$(4,977)	$(25,244)	$(27,821)

Loss per share:
Basic and diluted:
Loss from continuing operations attributable to GateHouse Media	$(0.13)	$(0.09)	$(0.41)	$(0.48)
Loss from discontinued operations attributable to GateHouse Media, net of income taxes	(0.03)	—	(0.03)	—

Net loss attributable to GateHouse Media	$(0.16)	$(0.09)	$(0.44)	$(0.48)
Basic weighted average shares outstanding	58,051,607	57,976,184	58,038,673	57,935,943
Diluted weighted average shares outstanding	58,051,607	57,976,184	58,038,673	57,935,943

Comprehensive income (loss)	$(6,036)	$1,416	$(23,545)	$(19,590)
Comprehensive loss attributable to noncontrolling interest	(105)	(185)	(410)	(600)

Comprehensive income (loss) attributable to GateHouse Media	$(5,931)	$1,601	$(23,135)	$(18,990)

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2012	January 1, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,820	$19,212
Restricted cash	6,167	6,167
Accounts receivable, net of allowance for doubtful accounts of $2,789 and $2,976 at September 30, 2012 and January 1, 2012, respectively	51,023	59,236
Inventory	6,104	6,017
Prepaid expenses	5,798	15,483
Other current assets	8,280	7,347
Current assets held for sale	1,433	—

Total current assets	115,625	113,462
Property, plant, and equipment, net of accumulated depreciation of $124,625 and $116,780 at September 30, 2012 and January 1, 2012, respectively	119,785	130,937
Goodwill	13,742	13,958
Intangible assets, net of accumulated amortization of $190,981 and $179,327 at September 30, 2012 and January 1, 2012, respectively	224,873	246,661
Deferred financing costs, net	1,980	2,974
Other assets	2,118	1,876
Long-term assets held for sale	2,315	934

Total assets	$480,438	$510,802

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term liabilities	$889	$1,039
Current portion of long-term debt	—	4,600
Accounts payable	9,933	8,216
Accrued expenses	29,531	27,625
Accrued interest	2,479	2,876
Deferred revenue	25,865	27,171
Current liabilities held for sale	597	—

Total current liabilities	69,294	71,527
Long-term liabilities:
Long-term debt	1,176,638	1,176,638
Long-term liabilities, less current portion	2,422	2,935
Derivative instruments	48,317	51,576
Pension and other postretirement benefit obligations	12,873	13,758

Total liabilities	1,309,544	1,316,434

Stockholders’ deficit:
Common stock, $0.01 par value, 150,000,000 shares authorized at September 30, 2012 and January 1, 2012; 58,313,868 issued, and 58,077,031 outstanding at September 30, 2012 and January 1, 2012	568	568
Additional paid-in capital	831,320	831,249
Accumulated other comprehensive loss	(52,250)	(54,359)
Accumulated deficit	(1,606,358)	(1,581,114)
Treasury stock, at cost, 236,837 shares at September 30, 2012 and January 1, 2012	(310)	(310)

Total GateHouse Media stockholders’ deficit	(827,030)	(803,966)
Noncontrolling Interest	(2,076)	(1,666)

Total stockholders’ deficit	(829,106)	(805,632)

Total liabilities and stockholders’ deficit	$480,438	$510,802

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30, 2012	Nine months ended September 25, 2011

Cash flows from operating activities:
Net loss	$(25,654)	$(28,421)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,710	32,315
Amortization of deferred financing costs	994	1,020
Gain on derivative instrument	(1,639)	(274)
Non-cash compensation expense	71	422
Loss on sale of assets	566	905
Pension and other postretirement benefit obligations	(432)	(680)
Impairment of long-lived assets	2,344	2,051
Changes in assets and liabilities:
Accounts receivable, net	6,889	6,801
Inventory	(87)	1,133
Prepaid expenses	9,622	6,156
Other assets	(1,181)	(557)
Accounts payable	1,859	3,272
Accrued expenses	2,019	2,457
Accrued interest	(397)	1,328
Deferred revenue	(949)	(659)
Other long-term liabilities	(513)	(577)

Net cash provided by operating activities	24,222	26,692

Cash flows from investing activities:
Purchases of property, plant, and equipment	(2,854)	(2,431)
Proceeds from sale of assets and insurance	840	2,389

Net cash used in investing activities	(2,014)	(42)

Cash flows from financing activities:
Repayments under current portion of long-term debt	(4,600)	(11,249)

Net cash used in financing activities	(4,600)	(11,249)

Net increase in cash and cash equivalents	17,608	15,401
Cash and cash equivalents at beginning of period	19,212	8,753

Cash and cash equivalents at end of period	$36,820	$24,154

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011

Loss from continuing operations	$(7,912)	$(5,398)	$(24,150)	$(28,252)
Income tax expense (benefit)	(250)	22	(207)	90
(Gain) loss on derivative instruments (1)	5	(694)	(1,639)	(274)
Amortization of deferred financing costs	314	340	994	1,020
Interest expense	14,500	14,441	43,497	42,690
Impairment of long-lived assets	—	37	—	1,733
Depreciation and amortization	9,836	10,285	30,116	31,694

Adjusted EBITDA from continuing operations	16,493	19,033	48,611	48,701
Non-cash compensation and other expense	1,417	1,215	4,125	4,018
Non-cash portion of postretirement benefits expense	(188)	(107)	(432)	(229)
Integration and reorganization costs	1,597	1,274	3,467	3,317
Loss on sale of assets	379	157	534	556
As adjusted EBITDA from discontinued operations	612	467	1,472	1,184

As Adjusted EBITDA	20,310	22,039	57,777	57,547
Net capital expenditures	(1,117)	(757)	(2,853)	(2,366)
Cash taxes	—	—	—	—
Interest paid	(14,772)	(14,847)	(43,778)	(41,384)

Levered Free Cash Flow	$4,421	$6,435	$11,146	$13,797

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011

Total revenues from continuing operations	$120,797	$125,024	$365,396	$374,959
Revenues from discontinued operations	2,145	2,119	6,326	6,396
Revenues from non-wholly owned subsidiary	(818)	(729)	(2,235)	(1,741)
Same reporting period basis adjustment	—	—	(2,256)	—

As Adjusted Revenues	$122,124	$126,414	$367,231	$379,614